EXHIBIT 21

                         Subsidiaries of the Registrant

Set forth below is a listing, by name and jurisdiction of incorporation, of each corporation that is, as of the date of this report, a subsidiary of the Registrant. Unless otherwise indicated, each such corporation is a 100% owned subsidiary of the Registrant.

1)    Allstate Pool Business, L.P., a Delaware limited partnership.
2)    Carolina Pump & Supply Corporation, a Rhode Island corporation.
3) Cayesteel, Inc., a Georgia corporation, a 100% owned subsidiary of WCC Merger Corporation.
4)    CF Fluid Controls, Inc., a Texas corporation.
5)    Chad Supply, Inc., a Florida corporation.
6)    Dominion Pipe & Supply Corporation, a Virginia corporation.
7)    Douglas Leonhardt & Associates, Inc., a North Carolina corporation.
8)    Electric Laboratories and Sales Corporation, a Delaware corporation.
9)    Gilleland Concrete Products, Inc., a Georgia corporation.
10)   HHH, LLC., a Delaware limited liability company.
11)   HSI Acquisition Corporation, an Ohio corporation.
12)   HSI Corp., a Delaware corporation.
13)   HSI Funding, LLC, a Delaware limited liability company.
14)   HSI Fusion Services, Inc., a Florida corporation.
15)   HSI Holdings, Inc., a Delaware corporation.
16)   HSI Indiana, LLC., a Indiana limited liability company.
17)   HSI IP, Inc., a Delaware corporation.
18)   HSI North Carolina LLC., a North Carolina limited liability company.
19)   Hughes Aviation, Inc., a Florida corporation.
20)   Hughes Supply IP, Inc., a Delaware corporation.
21)   Hughes Supply Foundation, Inc., a Florida not-for-profit corporation.
22)   Hughes Supply Management Services, Inc., a Delaware corporation.
23)   Hughes Supply Shared Services, Inc., - a Delaware corporation.
24) Hughes Supply (VA), Inc. (fka Virginia Water & Waste Supply Company, Inc.), - a Virginia corporation.
25)   Hughes Water & Sewer Company, a West Virginia corporation.
26)   Juno Industries, Inc., a Florida corporation.
27)   Kamen Supply Company, Inc., a Kansas corporation.
28)   Kingston Pipe Industries, Inc., a Rhode Island corporation.
29)   L & T of Delaware, Inc., a Delaware corporation.
30)   Merex Corporation, a Texas corporation.
31) Merex De Mexico, Sociedad Anonima De Capital Variable, a Mexico corporation, 75% owned.
32) Merex Diesel Power, Sociedad Anonima De Capital Variable, a Mexico corporation, 75% owned.
33)   Metals Inc., an Oklahoma corporation.
34)   Metals, Inc. - Gulf Coast Division, an Oklahoma corporation.
35)   Mills & Lupton Supply Company, a Tennessee corporation.
36)   Moore Electric Supply, Inc., a North Carolina corporation.

37)   Mountain Country Supply, Inc., an Arizona corporation.
38)   National Powerx, Inc., a Pennsylvania corporation.
39)   Olander & Brophy, Inc., a Pennsylvania corporation.
40)   One Stop Supply, Inc., a Tennessee corporation.
41)   Paine Supply of Jackson, Inc., a Mississippi corporation.
42)   Palm Pool Products, Inc., a Michigan corporation.
43)   Panhandle Pipe & Supply Company, Inc., a West Virginia corporation.
44)   Reaction Supply Corporation, a California corporation.
45)   Scott-Parish Electrical Supply Company, a North Carolina corporation.
46)   Shrader Holding Company, Inc., an Arkansas corporation.
47)   Southwest Stainless, L.P., a Delaware limited partnership.
48)   Stainless Tubular Products, Inc., an Oklahoma corporation.
49)   SWS Acquisition LLC, a Delaware limited liability company.
50)   SWS Funding LLC, a Delaware limited liability company.
51)   U.S. Fusion Services, Inc., a Louisiana corporation.
52)   USCO Inc., a North Carolina corporation.
53)   Utiliserve, Inc. (fka Temple Electric, Inc.), a Delaware corporation.
54)   Utiliserve Holdings, Inc. (fka Utiliserve, Inc.), a Delaware corporation.
55)   Waterworks Sales Company, a Colorado corporation.
56)   Waterworks Holding Co., a Colorado corporation.
57)   Warner Waterworks Sales Company of Wyoming, a Wyoming corporation.
58)   WCC Merger Corporation, a Georgia corporation.
59)   World-Wide Travel Network, Inc., a Florida corporation.
60)   Z&L Acquisition Corporation, a Delaware corporation.